EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                        MONTGOMERY FINANCIAL CORPORATION


         The undersigned incorporator intending to organize a corporation (the "Corporation") pursuant to the Indiana Business Corporation Law, I.C. ss. 23-1-17 et seq., as amended from time to time (the "Act") executes the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

         The name of the Corporation is Montgomery Financial Corporation.


                                   ARTICLE II
                                    Purposes

         The purposes for which the Corporation is formed are to transact any and all business which may be lawfully transacted by corporations organized and existing under the Act.

         The Corporation shall have the power to transact its business in Indiana and in any other state or nation, provided, that the provisions of this
Article II shall not be deemed to empower the Corporation to transact, in any other state or nation, any business which cannot be transacted by corporations under the laws of that state or nation.


                                   ARTICLE III
                     Registered Agent and Registered Office

         The address of the Corporation's initial Registered Office is 119 East Main Street, Crawfordsville, Indiana 47933.

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         The name of the Corporation's  initial  Registered Agent at that office is Montgomery Savings, a Federal Association.


                                   ARTICLE IV
                                Authorized Shares

         The total number of shares which the Corporation has authority to issue is ten million (10,000,000) shares.


                                    ARTICLE V
                                   Share Terms

         Section 1. Designation of Classes, Number, and Par Value of Shares. The authorized shares of the Corporation shall be divided into two million (2,000,000) shares of preferred stock, with par value of one cent ($.01) per share (the "Preferred Stock"), and eight million (8,000,000) shares of common stock, with par value of one cent ($.01) per share (the "Common Stock").

         Section 2. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of the shares of Preferred Stock and to determine and state the designations and relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation determining the terms of such Preferred Stock or series of Preferred Stock (the "Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized

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shares of  Preferred  Stock may be  increased  or  decreased  (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors after giving effect to the provisions in Article VIII hereof (the "Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         Section 3. Rights, Privileges, Limitations and Restrictions of Common Stock. The shares of Common Stock shall constitute a separate and single class and shall not be issued in series. All shares of Common Stock shall be identical with each other in all respects. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share rateably in the remaining net assets of the Corporation. Subject to the limitations set forth in Article VIII hereof, and except as otherwise provided in the Act, every holder of shares of Common Stock shall have the right, at every Shareholder's meeting, to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         Section 4. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations,

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conditions,  and  requirements  imposed by the Act, other  applicable  laws, and these Articles of Incorporation, as the same may, from time to time, be amended.

         Section 5. Dividends and Distributions. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (a) at such times, in such amount and forms, from such sources, and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions, and requirements imposed by the Act, other applicable laws, and these Articles of Incorporation, as the same may, from time to time, be amended, and (b) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

         Section 6. Acquisition of Shares by Corporation. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such consideration, from such sources, and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws, and these Articles of Incorporation, as the same may, from time to time, be amended.

         Section 7. Recognition and Disclosure of Beneficial Ownership. The Board of Directors may establish in the By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation

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in the  name of a  nominee  is  recognized  by the  Corporation,  to the  extent provided in any such recognition procedure, as the owner thereof. The Board of Directors may establish in the Corporation's By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (a) prohibiting the voting of, (b) providing for mandatory or optional reacquisition by the Corporation of, and (c) the withholding or payment into escrow of any dividend or other distribution in respect of any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

         Section 8. No Preemptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no preemptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

         Section 9. Record Ownership. To the extent permitted by law, the Corporation shall be entitled to treat the person in whose name any share or right of the corporation is registered on the books of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

         Section 10. Amendment or Repeal of this Article. Notwithstanding anything contained in the Articles of Incorporation or the By-laws of the Corporation to the contrary, and

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notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal Sections 2, 4, and 8 of this Article.


                                   ARTICLE VI
                                    Directors

         Section 1. Number and Terms. The number of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors by resolution adopted by a majority of the total number of the Corporation's
Directors. The Board of Directors shall consist of seven persons as of the effective date of these Articles of Incorporation. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with one class to be elected annually. At the first shareholder's meeting at which directors are elected following the effective date of the Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Shareholders following the initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third

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succeeding  annual  meeting of  Shareholders  after  their  election,  with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

         Section 2. Initial Directors. The names of the initial Board of Directors of the Corporation are as follows:

              John M. Malott                     Earl F. Elliott
              Mark E. Foster                     J. Lee Walden
              Robert C. Wright                   C. Rex Henthorn
              John E. Woodward

         The address of each of the initial directors shall be the address of the Corporation, which is 119 East Main Street, Crawfordsville, Indiana 47933.


         Section 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the Continuing Directors, as defined in Section 2 of Article VIII hereof, although less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of the class to which they have been elected expires, and until such Director's successors shall have been duly elected

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and qualified.  No decrease in the number of directors constituting the Board of
Directors shall shorten the term of any incumbent Director.

         Section 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. For purposes of this section, cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         Section 5. Shareholder Nominations and Business Agenda. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's By-Laws.

         Section 6. Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Board of Directors pursuant to a resolution adopted

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by a majority of the total number of Directors then in office or the Chairman of the Board or Chief Executive Officer.

         Section 7. Bylaws. The Board of Directors of the Corporation shall have the power, without the assent or vote of the Shareholders, to make, adopt, alter, amend, or repeal the ByLaws of the Corporation by the affirmative vote of the number of directors equal to a majority of the number constituting a full Board of Directors at the time of such action. The By-Laws may include, in addition to any other provisions allowable under these Articles or applicable law, a provision setting forth age limitations for Officers and Directors of the Corporation. Shareholders shall not have any power to make, alter, amend, or repeal the Corporation's By-Laws.

         Section 8. Director Considerations. In addition to any other considerations which the Board of Directors may lawfully take into account in determining whether to take or to refrain from taking any corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider both the short-term and long-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries (including account holders and borrowers of any of the Corporation's subsidiaries), the effect upon communities in which offices or other facilities of the Corporation are located, the effect on the Corporation's ability to fulfill its corporate obligations as a savings institution holding company and on the ability of any of its subsidiary

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savings   institutions  to  fulfill  the  objectives  of  a  stock  form  saving institution under applicable statutes and regulations, and any other factors the Directors consider pertinent.

                  Section 9. Other Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors duly authorized by the Board of Directors to so act) is expressly authorized, to the extent permitted by law, to take such actions as the Board or such committee may determine to be reasonably necessary or desirable to (a) encourage any person (as defined in
Article IX Section 3 hereof) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (b) contest or oppose any such transaction which the Board of Directors or any committee determines to be unfair, abusive, or otherwise undesirable with respect to the Corporation and its business, assets or properties, or the Shareholders of the Corporation including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures, or other evidences of indebtedness or other securities of the Corporation which issuance may be with or without consideration, and may (but need not) be issued pro rata, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and
(ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions,

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provisions,  and rights of such securities  which is different from, and unequal to, the terms, conditions, provisions, and rights applicable to all other holders thereof.

         Section 10. Amendment or Repeal of this Article. Notwithstanding anything contained in the Articles of Incorporation or the By-Laws of the Corporation to the contrary, and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article.


                                   ARTICLE VII
                    Provisions for Regulation of Business and
                        Conduct of Affairs of Corporation

                  Section 1. Amendment of Articles of Incorporation. Except as otherwise provided in Articles V, VI, VIII, IX and X hereof, the Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all rights and powers conferred upon Shareholders, Directors and/or officers in these Articles of Incorporation, or any amendment hereto, are granted subject to this reserve power. No Shareholder has a vested property right resulting from any provision in these Articles of Incorporation, or any amendment hereto, or authorized to be in the By-Laws of the Corporation or these Articles of Incorporation by the Act,

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including,  without  limitation,  provisions  relating to  management,  control,
capital  structure,   dividend  entitlement,  or  purpose  or  duration  of  the
Corporation.

         Section 2. Shareholder Action. Meetings of the Shareholders of the Corporation shall be held at such a place, within or without the State of Indiana, as may be specified in the By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Shareholders entitled to vote with respect thereto and such written consent is filed with the minutes of the proceedings of the Shareholders.

         Section 3. Director Action. Meetings of the Board of Directors of the Corporation or any committee thereof shall be held at such place, within or without the State of Indiana as may be specified in the By-Laws of the Corporation or in the respective notices, or waivers of notice thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the actions so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board of Directors or committee.

         Section 4. Corporate Records. The Corporation shall keep at its principal office a copy of (a) its Articles of Incorporation, and all amendments thereto currently in effect; (b) its By-Laws or restated By-laws, and all amendments thereto currently in effect; (c) resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those

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resolutions are outstanding; (d) minutes of all meetings of the Shareholders and records of all actions taken by the Shareholders without a meeting (hereinafter referred to collectively as the "Shareholders Minutes") for the prior three years; (e) all written communications by the Corporation to the Shareholders,
including  the  financial   statements  furnished  by  the  Corporation  to  the
Shareholders ("Shareholder Communications") for the prior three years; (f) a list of the names and business addresses of the current Directors and Officers of the Corporation; and (g) the most recent annual report of the Corporation as filed with the Secretary of the State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in the By-Laws (i) minutes of all meetings of the Board of Directors and of each committee of such Board, and records of all actions taken by the Board of Directors and by each committee without a meeting and (ii) appropriate accounting records of the Corporation. All of the records of the Corporation described in this Section 4 (hereinafter referred to collectively as the "Corporation Records") shall be maintained in written form or in another form capable of conversion into written form within a reasonable time period.

         Section 5. Limitation of Liability. No Director, member of any committee of the Board of Directors or of another committee appointed by the Board, Officer, employee, or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (a) such Corporate Person acted (1) in good faith, (2) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (3) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (b) such Corporate Person's breach of

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or  failure  to act in  accordance  with the  standards  of  conduct  set  forth immediately above in clause (a) (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

         Any "Corporate Person" shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (a) the Corporate Records,
(b) information, opinions, reports, or statements (including financial statements and other financial data) prepared or presented by (1) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (2) legal counsel, public accountants, or other persons as matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (3) a committee of the Board of Directors or other committee appointed by the Board of Directors of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or (4) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

         Section 6. Conflict Transactions. Any contract or any transaction between the Corporation and any Director or any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") in which any director has a material financial interest or is a general partner, or of which any Director is a director, officer, or trustee (hereinafter referred to collectively as a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the Shareholders entitled to vote thereon, and the

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Board of Directors,  such committee, or such Shareholders authorized,  approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved, or ratified:

          a. By the Board of Directors or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

          b. By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may not be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving, or ratifying a Conflict Transaction.

         This Section 6 shall not be construed to require authorization, ratification, or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

         Section 7. Director Compensation. The Board of Directors is hereby specifically authorized, in and by the By-Laws of the Corporation, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

         Section 8. Director Authority. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, as the same may from time to time be amended, shall direct the carrying out of the purposes and exercise the

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powers of the Corporation  without previous authorization or subsequent approval by the Shareholders of the Corporation.


                                  ARTICLE VIII
                        Ownership and Voting Restrictions

         Section 1. Ten Percent Limitations. Notwithstanding anything contained in these Articles of Incorporation or the Corporation's By-Laws to the contrary no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of equity security of the Corporation. This limitation shall not apply to (i) the purchase of shares by underwriters in connection with the public offering, (ii) to the purchase of shares by a defined benefit or defined contribution employee benefit plan such as an employees' stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended or (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Company's Board of Directors.

         In the event shares are acquired in violation of this Section 1, all shares beneficially owned in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote.

         For purposes of this Section 1, the term "person" shall have the meaning set forth in Article IX, Section 3 hereof. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law, or otherwise. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action toward a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issue or for a common purpose pursuant to any contract, understanding, relationship, agreement, or other arrangement, whether written or otherwise.

         For purposes of determining the beneficial ownership limitation imposed by this Section 1, warrants, options, obligations, or securities convertible into such equity securities of the Corporation and other similar interests shall be treated as having been exercised or converted into such equity securities.

         Section 2. Amendment of this Article. Notwithstanding anything elsewhere in these Articles of Incorporation or in the Corporation's By-Laws to the contrary, and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock designation, the affirmative vote of the holders of at least 80% of the total voting power of all of the then-outstanding shares of Voting Stock, voting as a single class, shall be required to alter, amend, or repeal this Article VIII, unless at least two-thirds of the Continuing Directors (as defined below in this Section 2) shall have approved of the proposed changes prior to their submission to Shareholders for their vote (in which case a favorable vote of the percentage of the total votes eligible to be cast required under the Act or other applicable law shall be required). For purposes of this
Section 2, a "Continuing Director" shall mean any Director then serving as such who is a member of the Corporation's Board of

Directors on the Corporation's date of incorporation, or was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors then on the Board.


                                   ARTICLE IX
                  Provisions for Certain Business Combinations

         Section 1. Supermajority Provisions for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation and except as otherwise expressly provided in Section 2 of this
Article IX;

          a. Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Shareholder (as hereinafter defined), or (2) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          b. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

          c. The issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value equalling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

          d. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

          e. Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined), directly or indirectly, by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class and a majority vote of the shares of Voting Stock that are not beneficially owned, directly or indirectly, by an Interested Person. Such affirmative vote shall be required notwithstanding that any other provision of these Articles of Incorporation, or any provision of law, or any Preferred Stock designation, or any agreement with any national securities exchange or otherwise might permit a lesser vote or no vote.

         The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of paragraphs a. through
e. of this Section 1.

         Section 2. When Supermajority Not Required. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, and any other provision of these Articles of Incorporation, and any Preferred Stock Designation if, in the case of a Business Combination that does not involve any cash or other consideration being received by the Shareholders of the Corporation, solely in their capacity as Shareholders of the Corporation, the condition specified in the following paragraph a. is met or in the case of any other Business Combination, the conditions specified in either of the following paragraphs a or b. are met:

          a. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this

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



               condition shall not be capable of satisfaction unless there are at least three Continuing Directors.

          b.   All of the following conditions shall have been met:

               1. The consideration to be received by the holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder or any of its affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Shareholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of considerations, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Shareholder.

               2. The aggregate amount of (x) the cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date"), of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                    i. (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; and

                    ii. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher.

               3. The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock, of outstanding Capital Stock of the Corporation shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this Subparagraph 3. shall be required to be met with respect to every such class (or series) of outstanding Capital Stock whether or not the Interested Shareholder or any of its

                    Affiliates  have  previously   acquired   any  shares  of  a
                    particular class (or series) of Capital Stock;

                    i. (If applicable) the highest per share price (including any brokerage, commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder or any of its Affiliates for any shares of such class (or series) of Capital Stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Shareholder, whichever is higher;

                    ii. The Fair Market Value per share of such class (or series) of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                    iii. (If  applicable)  the highest  preferential  amount per share, if any, to which the holders of shares of such class (or series) of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

               4. After such Interested Shareholder has become an Interested Shareholder and prior to the Consummation Date of such Business Combination:

                    (a) such Related Person shall vote his shares in such a manner as to cause, to the extent necessary and within his power as a stockholder, the Board of Directors of the Corporation to include at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by stockholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

                    (b) (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (ii) there shall have been
                         (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and
                         (iii) neither such Interested Shareholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Share-holder becoming an Interested Shareholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this Subparagraph 4(b) unless at the time of such approval there are at least three Continuing Directors.

                    (c) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately solely in such Interested Shareholder's or Affiliates's capacity as a Shareholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (d) A proxy or information statement describing the proposed Business Combination and complying with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) shall be mailed to all Shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement must contain the recommendations, if any, of the Continuing Directors, and of any investment banking firm selected by a majority of the Continuing
                         Directors, as to the fairness of the Business Combination from the point of view of the Stockholders.

                    (e) Such Interested Shareholders shall have provided the Corporation with such information as shall have been requested as pursuant to Section 5 of this Article IX within the time period set forth therein.

         Section 3. Definitions. For the purposes of this Article IX:

          a. A "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

          b. "Interested Shareholder" means any, person (other than the Corporation or any Subsidiary) who or which:

               1. Is the beneficial owner (as hereinafter defined),directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; or

               2. Is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding Voting Stock; or

               3. Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          c. A person shall be a "Beneficial Owner" of, or shall "Beneficially Own," any Voting Stock:

               1. Which such person or any of its affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the Corporation's date of incorporation; or

               2.   Which such person or any of its Affiliates or Associates has
                    (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of revocable proxy granted for a particular meeting of Shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

               3. Which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the Corporation's date of incorporation, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph 2. of this paragraph c. or disposing of any shares of Voting Stock; provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan or any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any shares of voting stock held under any such plan.

          d. For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph b. of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph
               c. of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          e. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the Corporation's date of incorporation.

          f. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Subparagraph b of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          g. "Continuing Director" for purposes of this Article IX means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Shareholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

          h. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 4 of this Article IX, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section 4 of this Article IX.

          i. Reference to the "highest per share price" shall in each case with respect to any class of stock reflect on appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

          j. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs b.2. and b.3. of Section 2 of this Article IX shall include the shares of Common stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

         Section 4. Power of Board of Directors. A majority of the total number of Directors of the Corporation, but only if a majority of such Directors shall then consist of Continuing Directors or, if a majority of the total number of Directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in subparagraph b. of Section 2 have been met with respect to any Business Combination, (e) the Fair Market Value of stock or other property in accordance with subparagraph h. of Section 3 of this Article IX, and (f) whether the assets which are the subject of any Business Combination referred to in subparagraph b. of Section 1 have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in subparagraph c. of Section 1 has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries.

         Section 5. Requests for Information. A majority of the total number of Directors of the Corporation, but only if a majority of such Directors shall then consist of Continuing Directors or, if a majority of the total number of Directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the right to demand that any person who it is reasonably believed is an Interested Shareholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Shareholder) supply the Corporation with complete information as to (a) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder, (b) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (c) any other factual matter relating to the applicability or effect of this Article IX, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         Section 6. No Effect of Fiduciary Obligations. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 7. Amendment of this Article. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation to the contrary and notwithstanding that a lesser vote or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class (or series) of the Corporation's capital stock required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article IX.


                                    ARTICLE X
                                 Indemnification

         Section 1. General Provisions. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he either had reasonable

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cause to believe his conduct  was lawful or no  reasonable  cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         Section 2. Indemnification Authorized. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 1 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the Board of Directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the Board of Directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full Board of Directors (in which selection Directors who are

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parties may participate);  or (d) by Shareholders,  but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection c. to select counsel.

         Section 3. Definition of Good Faith. For purposes of any determination under Section 1 of this Article X, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 of this Article X if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Officers or employees of the Corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 3 shall not be deemed to be exclusive or to

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



limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 of this Article X.

         Section 4. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 2 of this Article X, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 1 of this Article X and upon receipt of a written undertaking on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article X, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article X.

         Section  5.  Non-Exclusivity.  The  indemnification  provided  by  this
Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the Corporation's By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6. Vestment of Rights. The right of any individual to indemnification under this Article X shall vest at the time of occurrence or performance of any event, act or omission

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



giving  rise to any  action,  suit or  proceeding  of the nature  referred to in
Section 1 of this Article X and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article X shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this
Article X. To the extent such prior acts or omissions cannot be deemed to be covered by this Article X, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article X.

         Section  8.  Other  Definitions.   For  purposes  of  this  Article  X,
references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

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



         For purposes of this Article X, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article X.

         For purposes of this Article X, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

         For purposes of this Article X, "official capacity," when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article.

         Section 9. Business Expense. Any payments made to any indemnified party under this Article X under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

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



         Section 10. Amendment or Repeal of this Article. Notwithstanding anything contained in the Articles of Incorporation or the By-Laws of the Corporation to the contrary, and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article.


                                   ARTICLE XI
                                  Incorporator

         The name and address of the incorporator of the corporation is as follows:

         Montgomery Savings, a Federal Association
         119 East Main Street
         Crawfordsville, Indiana 47933

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




         I, THE UNDERSIGNED, being the duly authorized Chairman of the Board of Directors and Chief Executive Officer of Montgomery Savings, A Federal Association, the sole incorporator, for the purpose of forming a corporation pursuant to the Act do make these Articles of Incorporation, hereby affirming under the penalties of perjury that this is my act and deed on behalf of Montgomery Savings, A Federal Association and that the facts herein stated are true and accordingly have hereunto set my hand this _______ day of _______________ 1997.


                                       MONTGOMERY SAVINGS, A FEDERAL
                                           ASSOCIATION




                                     By: _____________________________________
                                     Name: Earl F. Elliott
                                     Title: Chairman of the Board of Directors
                                              and Chief Executive Officer

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